UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

First Data Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by First Data Corporation

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: First Data Corporation

Commission File No.: 001-11073

THIS FILING CONSISTS OF A TRANSCRIPT OF A QUESTION AND ANSWER CALL BETWEEN HENRY C. DUQUES, THE CHIEF EXECUTIVE OFFICER OF FIRST DATA CORPORATION, AND EMPLOYEES.

Questions & Answers with Ric Duques

1. Was First Data actively seeking a private equity buyer?

We were approached by KKR. Our senior management and Board Directors strongly believe this transaction is the best opportunity to build long-term value for the company.

2. Does the transaction require shareholder approval? When will the vote be taken?

Yes, it does require shareholder approval, and a proxy will be circulated to shareholders. We will give you the date as soon as we have one. The proxy requires the approval of the majority of the outstanding shares.

3. When is the anticipated distribution date of funds to shareholders? In other words, when do we get $34 for our shares?

At the close of the transaction, which we believe will be at the end of the 3rd quarter.

4. Will the stock continue to trade in the open market until close?

Yes, we remain a public company until close.

5. What will happen to the Executive Team?

Our management team will remain in place. I will transition out of my role as CEO and retire, as planned.

6. What impact does this have on the CEO succession? And who will be the CEO?

The CEO decision is an important one and any decision will be made by our Board of Directors in consultation with KKR until the close of this transaction.

7. What impact does this have on the Board of Directors?

After the closing, the company will be private and our current Board will step down.

8. Do you expect clients to leave because of ownership of KKR?

Absolutely not, and I certainly hope not. It’s important that we operate as “business as usual” to ensure our clients continue to receive superior levels of service from First Data. In fact, KKR spoke with many of our clients when they were evaluating the offer, and were very pleased with what they heard. These positive client comments were a direct result of the work our employees do everyday for our clients. You are the reason why KKR is so excited about owning FDC.

9. How are clients being notified?

Our client relationship managers and others have been notifying clients. We do not expect that our private or public company status will affect the day-to-day service to our customers. And I strongly encourage that you continue delivering excellent service to our clients. Without our clients, we have no business, as we all know.

10. Does the transaction have an impact on your plans for Data and Command Center or Platform consolidations?

We would expect this work to continue because it’s the right thing to do for the business. If anything, we will proceed at a faster pace on these initiatives starting today and continuing after closing this transaction.

11. What will happen to First Data employees and the operations? Will there be any site closings or layoffs?

KKR has acquired the company to build value. Our employees bring a wealth of experience and knowledge to this business. It is the intention of KKR and First Data to ensure continuity of operations and continued excellent service to our clients. In the normal course of business, we routinely examine our staffing levels to adjust for current business needs; however, we don’t anticipate any significant changes in staffing or structure at this time as a result of this deal.

12. If I lose my job, will I be offered severance?

If your position is eliminated because of this transaction, you will be offered severance in accordance with First Data policies, which KKR has agreed to honor for at least two years. However, as I said before, we don’t anticipate any significant changes in staffing or our structure as a result of this transaction at this time.

13. What will happen to employee options and restricted stock?

All unvested options and RSA or RSUs will be vested upon the close of this transaction. All vested options and RSA/RSUs will be cashed out at $34 per share at the time of closing.

14. What will happen to current 401K, retirement plans and health plans?

Per our agreement with KKR, First Data’s current 401K, retirement plan benefits and health care plans packages are expected to remain the same for the foreseeable future.

15. What will happen to the Employee Stock Purchase Plan before and after close?

The ESPP remains in place through June 30, 2007. After June 30, there will no longer be a stock purchase program.

17. What impact will this have on our equity compensation? Will there be an equity plan?

We don’t have any details on this at this time, but we’ll update you as soon as we have any information.

18. Will the headquarters be moved? Will there be an impact on other FDC locations and facilities?

Decisions of this nature will be made in the normal course of business, and we are committed to updating you as decisions are made.

Be sure to visit FirstWeb regularly to see the latest updates.

Additional Information About the Merger and Where to Find It

In connection with this proposed transaction, First Data Corporation (the “Company”) will file a proxy statement with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and all other relevant documents filed by the Company with the SEC free of charge at the SEC’s Web site www.sec.gov or from First Data Corporation, Investor Relations Department at 6200 S. Quebec Street, Suite 340, Greenwood Village, Colorado 80111, (303) 967-6756.

Participants in the Solicitation

First Data Corporation and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of the Company, which was filed with the SEC on March 27, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.